Introduction to NAVTEQ for Traffic.com

Additional Information NAVTEQ will file a registration statement, which will contain a proxy statement/prospectus of NAVTEQ and Traffic.com, and other relevant documents with the Securities and Exchange Commission (SEC) with respect to the proposed merger. A definitive proxy statement/prospectus, when available, will be sent to security holders of Traffic.com seeking their approval of the proposed merger. Investors and security holders are urged to read carefully the definitive proxy statement/prospectus and other materials when they become available before making any voting or investment decision because it will contain important information regarding NAVTEQ, Traffic.com and the proposed merger. The documents filed with the SEC by NAVTEQ may be obtained free of charge from NAVTEQ’s website at www.navteq.com or by directing a request to NAVTEQ Corporation, 222 Merchandise Mart, Suite 900 Chicago, Illinois 60654, Attention: Investor Relations, telephone: (312) 894-7000. The documents filed with the SEC by Traffic.com may be obtained free of charge from Traffic.com’s website at www.traffic.com or by directing a request to Traffic.com, Inc., 851 Duportail Road, Wayne, PA 19087, Attention: Investor Relations, telephone: (610) 725-9700. NAVTEQ, Traffic.com and their respective executive officers, directors and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of Traffic.com in favor of the proposed merger. Information about the executive officers, directors and other employees of NAVTEQ and Traffic.com and their direct or indirect interests, by security holdings or otherwise, in the merger will be set forth in the proxy statement/prospectus when it becomes available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

By revolutionizing the way people think about maps and how to interact with them, we foresee a world in which everyone finds their way to people, places and opportunities more easily and safely than ever before. A Vision to Revolutionize Maps

NAVTEQ Maps are Everywhere Trip Planning Mobile Phones Portable Navigation Fleet Enterprise Government Vehicle Telematics Internet NAVTEQ is a leading provider of the digital map data and other content that power many of the world’s most innovative navigation applications.

Key Company Milestones 1985 1988 1994 1995 1996 2000 2002 2004 2005 1985: Company founded 2005: $1.2B Secondary Offering in May (100% secondary shares) 1988: Beginning of Royal Philips Electronics relationship 2000: Judson Green named President & CEO 2002: Company becomes profitable and cash flow positive 2004: Renamed NAVTEQ Corporation, $1.0B NYSE IPO in August (100% secondary shares) 1994: First EU factory-installed vehicle navigation system 1996: First NA factory- installed vehicle navigation system 1995: First Internet portal customer 2005: Acquired PMI in Korea & MapIT in Mexico

Global Market Leadership In-Dash Vehicle Internet & Wireless Mobile Devices Business & Government Leading parcel and overnight delivery companies Federal agencies, including GIA and FEMA Enterprise software solutions using geospatial data, including Oracle and ESRIGrowing share of European mobile navigation business and leading map data supplier in North America Selected by Philips, Sony, and LG to enable their new portable devices 18+ billion map and route planning transactions in 2005 (>100% growth over 2004) Internet focus shifting to Local Search Chosen by Verizon Wireless to enable its U.S. LBS applications Virtually every major car manufacturer and system vendor in Europe and North America uses NAVTEQ in one or more of its products More than 10 million navigation systems have been enabled with NAVTEQ maps since 1999 First advanced driver assistance systems use NAVTEQ maps

Strong Customer Relationships Automotive Manufacturers System Vendors Telematics Internet & Wireless Mobile Devices Business & Government

NAVTEQ’s 600+ professional geographic analysts: Drive millions of miles annually Use patented tools, technology and proprietary processes Capture and verify road network and location-based content – as a driver or consumer would experience it All vehicles equipped with cameras for video capture Product Superiority — Field Driven Data Capture & Verification

Superior Detail and Richness of Database Turn Restrictions One-Ways Access Restrictions Underground Exits Physical Barriers Complex Maneuvers Speed Limits Points of Interest (POIs) NAVTEQ’s database includes over 200 unique attributes for each particular road segment.

New Content & Features — 2005/2006 Additions We continue to add visual enhancements and other content that enhance the utility and convenience of the navigation experience. Scenic Routes 3-D City Models Speed Zones & Cameras HOV Lanes 2-D Building Footprints 3-D Landmarks Digital Terrain Junction Views

Offboard Solutions — NAVTEQ Global LBS Challenge



NAVTEQ
GLOBAL LBS CHALLENGE
Sponsored by NOKIA
DREAM. DEVELOP. WIN.

	2004	2005	2006
Sponsors	NAVTEQ, SiRF	NAVTEQ, SiRF, ESRI, Telcontar, Microsoft	NAVTEQ, SiRF, ESRI, PTV, Telcontar, NOKIA, Autodesk, NIM Networks in Motion, Motorola, Qualcomm
Applicants	42	180	256
Categories	Navigation	Navigation Asset Tracking Commercial/Advertising Find Me Gaming Personal Security	Social Networking Navigation/POI Look-up Entertainment Business Applications

© 2006 NAVTEQ Corporation. All rights reserved.

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NAVTEQ

Expand Geographically Current Coverage Expand global coverage 58 countries and territories Over 11 million miles of road network More than 750 million people Planned Coverage

Financial Performance

($ in millions)

	FISCAL YEAR ENDED DECEMBER 31,				
	2001	2002	2003	2004	2005
Revenue	**$110.4**	**$165.8**	**$272.6**	**$392.9**	**$496.5**
% Growth	*34.4%*	*50.2%*	*64.4%*	*44.1%*	*26.4%*
Operating expenses	**$139.3**	**$155.9**	**$208.9**	**$298.3**	**$362.3**
% Growth	*4.4%*	*11.9%*	*34.0%*	*42.8%*	*21.5%*
Operating income/(loss)	**($28.9)**	**$9.9**	**$63.8**	**$94.6**	**$134.3**
% Margin	*(26.2%)*	*6.0%*	*23.4%*	*24.1%*	*27.0%*

© 2006 NAVTEQ Corporation. All rights reserved.

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NAVTEQ

Power of a NAVTEQ/Traffic.com Combination End-to-end traffic solutions Proprietary data Broad expertise in creation of traffic data and products Technology to manage geospatial data, including probe Broad distribution Extensive field resources to support data quality A business with the technology, people, and resources to lead innovation in traffic and navigation products

Moving Forward NAVTEQ has worked with Traffic.com for over four years Traffic.com content already constitutes the majority of NAVTEQ Traffic data NAVTEQ’s customers are very familiar with Traffic.com Traffic.com data is built on NAVTEQ maps Next steps will be to: Close transaction in Q1 2007 Continue core traffic gathering operations and broadcast media distribution with minimal risk of disruption Over the past few years, NAVTEQ and Traffic.com have developed a strong operational relationship that should help to facilitate integration Work together to create the strongest, most innovative and most dynamic traffic offerings across all of our customers!

Thank you